Apollo Global Management, LLC First Quarter 2016 Earnings May 5, 2016 Exhibit 99.2

Apollo 1Q'16 Financial Results Highlights 1 GAAP & Economic Earnings Distributable Earnings Assets Under Management Business Drivers ▪ Inflows: $4.6 billion of capital inflows ($23.4 billion LTM(1)) ▪ Deployment: $2.2 billion invested ($13.1 billion LTM) ▪ Realizations: $1.1 billion of capital returned to investors ($8.3 billion LTM) ▪ Performance: Traditional Private Equity Fund Appreciation 0.5% (-0.6% LTM) Total Credit Gross Return(2) 1.1% (+0.4% LTM) ▪ Total Assets Under Management (“AUM”) of $172.5 billion ▪ Fee-Generating AUM (“FGAUM”) of $141.1 billion ▪ Carry-Eligible AUM (“CEAUM”) of $83.2 billion and Carry-Generating AUM (“CGAUM”) of $32.5 billion ▪ Dry powder of $25.6 billion available for investment Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 27 to 30. (1) “LTM” refers to the last twelve months ended March 31, 2016. (2) Represents total credit gross return, excluding assets managed by Athene Asset Management, L.P. (“AAM”) that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was 0.9% for 1Q'16 and (0.6)% for 1Q’16 LTM. ▪ GAAP Net Loss of $32.8 million (-$0.19/share) ▪ Economic Net Loss (“ENI”) of $73.0 million (-$0.18/share) ▪ Management Business (“MB”) Economic Income (“EI”) of $82.1 million ($0.20/share) ▪ Incentive Business (“IB”) Economic Loss of $164.0 million (-$0.41/share), of which $124.8 million (-$0.31/ share) related to a reduction in the fair value of Athene primarily resulting from lower valuations of publicly traded comparable companies ▪ Distributable Earnings (“DE”) After Taxes and Related Payables of $102.5 million ($0.25/share) ▪ Management Business DE of $100.5 million ($0.25/share) ▪ Incentive Business DE of $4.2 million ($0.01/share) ▪ Declared distribution of $0.25 per Class A share (payout ratio of 100%)

Economic Earnings Summary

APOLLO

$ in thousands, except per share data		1Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management Business	Management Fees	$224,713	$233,149	$230,933	$901,907	$918,113
	Advisory and Transaction Fees from Affiliates, net	9,543	(20,083)	7,999	209,560	12,642
	Carried Interest Income from Affiliates	10,774	9,751	8,917	43,509	38,768
	Management Business Revenues	**245,030**	**222,817**	**247,849**	**1,154,976**	**969,523**
	Salary, Bonus and Benefits	87,552	84,577	92,370	346,867	360,740
	Equity-Based Compensation	15,831	16,772	16,720	63,189	63,073
	Other Expenses	51,934	69,016	54,062	237,441	232,873
	Management Business Expenses	**155,317**	**170,365**	**163,152**	**647,497**	**656,686**
	Other Income (Loss)	1,846	(1,875)	(2,613)	28,902	(8,449)
	Management Business Economic Income	**$91,559**	**$50,577**	**$82,084**	**$536,381**	**$304,388**
	Per Share	*$0.23*	*$0.13*	*$0.20*	*$1.34*	*$0.76*
	Management Business EI Excluding Reserve(1)		**$95,577**			***$349,388***
	Per Share Excluding Reserve(1)		*$0.24*			*$0.87*
Incentive Business	Carried Interest Income (Loss)	$57,819	($32,175)	($129,885)	$262,346	($131,039)
	Profit Sharing Expense	40,832	(5,680)	(33,493)	207,302	11,706
	Other Income (Loss)	(6,477)	6,779	(67,582)	(9,077)	50,055
	Incentive Business Economic Income (Loss)	**$10,510**	**($19,716)**	**($163,974)**	**$45,967**	**($92,690)**
	Per Share	*$0.03*	*($0.05)*	*($0.41)*	*$0.11*	*($0.23)*
	Economic Income	**$102,069**	**$30,861**	**($81,890)**	**$582,348**	**$211,698**
	Per Share	*$0.26*	*$0.08*	*($0.21)*	*$1.45*	*$0.53*
	Taxes	(8,520)	2,027	8,926	(142,997)	6,928
	Economic Net Income	**$93,549**	**$32,888**	**($72,964)**	**$439,351**	**$218,626**
	Per Share	*$0.23*	*$0.08*	*($0.18)*	*$1.10*	*$0.54*
	Economic Income Excluding Reserve(1)		**$75,861**			**$256,698**
	Per Share Excluding Reserve(1)		*$0.19*			*$0.64*

(1) Excludes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies.

2

Distributable Earnings Summary

APOLLO

$ in thousands, except per share data		1Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management Business	Management Business Economic Income	$91,559	$50,577	$82,084	$536,381	$304,388
	Less: Non-Cash Revenues	(2,784)	(842)	(842)	(204,204)	(3,369)
	Add Back: Equity-Based Compensation	15,831	16,772	16,720	63,189	63,073
	Add Back: Depreciation, Amortization and Other	2,610	48,569	2,581	10,183	56,447
	Management Business Distributable Earnings	**$107,216**	**$115,076**	**$100,543**	**$405,549**	**$420,539**
	Per Share	*$0.26*	*$0.28*	*$0.25*	*$0.99*	*$1.03*
Incentive Business	Incentive Business Economic Income (Loss)	$10,510	($19,716)	($163,974)	$45,967	($92,690)
	Less: Non-Cash Carried Interest Income[(1)]	(29,900)	—	—	(29,900)	—
	Less: Net Unrealized Carried Interest Loss	58,148	40,489	103,209	691,445	295,949
	Less: Unrealized Investment & Other (Income) Loss	45	(5,237)	64,977	24,695	(42,241)
	Incentive Business Distributable Earnings	**$38,803**	**$15,536**	**$4,212**	**$732,207**	**$161,018**
	Per Share	*$0.09*	*$0.04*	*$0.01*	*$1.79*	*$0.40*
	Distributable Earnings	**$146,019**	**$130,612**	**$104,755**	**$1,137,756**	**$581,557**
	Taxes and Related Payables[(2)]	(2,110)	(3,425)	(2,273)	(49,774)	(9,878)
	DE After Taxes and Related Payables	**$143,909**	**$127,187**	**$102,482**	**$1,087,982**	**$571,679**
	DE per Share of Common & Equivalent[(3)]	$0.35	$0.31	$0.25	$2.66	$1.40
	Distribution per Share of Common & Equivalent	**$0.33**	**$0.28**	**$0.25**	**$2.38**	**$1.30**
	Payout Ratio	*94%*	*90%*	*100%*	*89%*	*93%*

(1) Represents realized carried interest income settled by receipt of securities.
(2) Represents estimated current corporate, local and non-U.S. taxes as well as amounts payable under Apollo's tax receivable agreement.
(3) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as "common & equivalents").

3

Private Equity

APOLLO

Commentary

- Economic Loss driven by negative unrealized mark-to-market performance in carry generating funds within the Incentive Business, primarily Fund VII and AAA/Other
- Traditional private equity fund appreciation during the quarter of 0.5%[(1)] was driven by private portfolio company holdings of the funds
- Deployed $0.5 billion and committed $5.6 billion (including $2.5 billion in co-investments) during the quarter. Total committed but not yet deployed capital[(2)] at quarter end was $4.4 billion (excluding co-investments)
- Inflows driven by a follow-on close for the second natural resources fund and a first close for a new special situations fund
- At quarter end, Fund VI and VII escrow ratios were 89% and 102%, respectively, which were below the required escrow ratio of 115%

Business Drivers

	1Q'16	LTM
Inflows	$0.5bn	$2.7bn
Deployment	$0.5bn	$4.6bn
Realizations	$21mm	$4.1bn
Performance[(1)]	0.5%	(0.6)%

Financial Results Summary

($ in thousands)	1Q'15	4Q'15	1Q'16
MB Revenues	$78,438	$50,119	$77,631
MB Expenses[(6)]	55,524	68,854	56,184
Other Income (Loss)	1,459	245	(124)
MB Economic Income (Loss)[(5)]	**24,373**	**(18,490)**	**21,323**
Carried Interest Income (Loss)	54,926	(45,367)	(146,335)
Profit Sharing Expense	28,799	(14,224)	(57,374)
Other Income (Loss)	3,096	(873)	(12,017)
IB Economic Income (Loss)	**29,223**	**(32,016)**	**(100,978)**
Economic Income (Loss)	**$53,596**	**($50,506)**	**($79,655)**

Supplemental Information

$38 billion AUM



Committed $4bn(2)
Dry Powder $17bn
Invested AUM $16bn
Other $5bn(3)

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

Fund VIII

47% Committed or Deployed

PE Portfolio

73% Private / 27% Public

Public Equity Holding	*Fund*	*Shares Held (mm)*
Norwegian (NCLH)[(4)]	*Fund VI & VII*	*36.1*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Caesars Acquisition (CACQ)[(4)]	*Fund VI*	*28.0*
Caesars Entertainment (CZR)[(4)]	*Fund VI*	*26.5*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*58.1*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*34.8*

(1) Represents traditional private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of March 31, 2016 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $5 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Includes shares held by Athene in associated co-investment vehicles. (5) 4Q'15 includes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies. (6) 1Q'15 and 4Q'15 management business expenses include a recast of salary, bonus and benefits due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero. Refer to the appendix for impact to each segment.

4

Credit

APOLLO

Commentary

- Modest Economic Income driven by strength in Management Business earnings offsetting weaker Incentive Business results adversely impacted by the mark-to-market change in the value of Athene
- Total credit gross and net returns[(2)] of 1.1% and 0.9%, respectively, due to appreciation across fund categories
- Inflows driven by an increase in Athene assets, customized managed accounts, Liquid / Performing funds and MidCap's partial acquisition of Mubadala GE Capital
- Capital deployment activity in Drawdown funds driven by opportunistic investments in the U.S. and Europe
- Commenced fundraising for successor vintages in two Drawdown fund series (EPF and FCI)
- Fair value of Athene declined by 11% quarter-over-quarter primarily due to lower valuations of publicly traded comparable companies

Business Drivers

	1Q'16	LTM
Inflows	$3.7bn	$17.5bn
Deployment	$1.3bn	$6.1bn
Realizations	$320mm	$2.2bn
Performance[(1)]	1.1%	0.4%

(1) Represents total credit gross return, excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. 1Q'16 and 1Q'16 LTM net returns for total credit excluding assets managed by AAM not directly invested in Apollo funds or sub-advised by Apollo were 0.9% and (0.6%), respectively.

Financial Results Summary

($ in thousands)	1Q'15	4Q'15	1Q'16
MB Revenues	$155,578	$156,535	$155,838
MB Expenses[(5)]	87,132	86,617	91,365
Other Income (Loss)	2,804	744	(75)
Non-Controlling Interest	(2,846)	(2,918)	(2,385)
MB Economic Income	**68,404**	**67,744**	**62,013**
Carried Interest Income	502	7,867	15,056
Profit Sharing Expense	10,217	7,531	21,424
Other Income (Loss)	(9,118)	7,715	(55,533)
IB Economic Income (Loss)	**(18,833)**	**8,051**	**(61,901)**
Economic Income	**$49,571**	**$75,795**	**$112**

Supplemental Information

($ in billions) ***$124 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	1Q'16 Gross Return[(2)]	LTM Gross Return[(2)]
Liquid / Performing	$37	$31	$21	$9	1.1%	0.5%
Drawdown[(4)]	$20	$12	$18	$6	1.6%	(0.9)%
Permanent Capital Vehicles						
Permanent Capital Vehicles ex Athene Non-Sub-Advised[(3)]	$15	$10	$9	$8	0.5%	2.5%
Athene Non-Sub-Advised[(3)]	$52	$52	—	—		
Total Credit	**$124**	**$105**	**$48**	**$23**	**1.1%**	**0.4%**

(2) Gross return represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 1Q'16 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 1.0%, 1.2%, (0.2)%, respectively, and 0.9% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 0.1%, (2.5)%, (1.1)%, respectively, and (0.6)% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. (3) Athene Non-Sub-Advised includes $46.6 billion of Athene Asset Management, L.P. AUM and $5.4 billion of Athene Germany AUM, but excludes $13.9 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. (4) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.1% and 12.3%, respectively, as of March 31, 2016. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (5) 1Q'15 and 4Q'15 management business expenses include a recast of salary, bonus and benefits due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero. Refer to the appendix for impact to each segment.

5

Real Estate

APOLLO

Commentary

- Modest Economic Loss driven by both the Management and Incentive Businesses
- On February 26, 2016, Apollo's externally managed commercial mortgage REIT (ARI), announced the signing of a definitive merger agreement with Apollo's externally managed residential mortgage REIT (AMTG), under which ARI will acquire AMTG and redeploy the capital from the transaction to fund its investment pipeline[(1)]
- Inflows for the quarter driven by capital raised for the AGRE Debt Fund along with ARI and managed account activity
- Commenced fundraising for the first Asia-focused real estate private equity fund
- Deployment activity driven by commercial mortgage lending activity
- Realizations driven by both debt and equity funds

Business Drivers

	1Q'16	LTM
Inflows	$432mm	$3.2bn
Deployment	$334mm	$2.3bn
Realizations	$798mm	$2.0bn
Performance[(2)]	2.2%	17.1%

Financial Results Summary

($ in thousands)	1Q'15	4Q'15	1Q'16
MB Revenues	$11,014	$16,163	$14,380
MB Expenses[(3)]	12,661	14,894	15,603
Other Income (Loss)	429	54	(29)
MB Economic Income (Loss)	**(1,218)**	**1,323**	**(1,252)**
Carried Interest Income	2,391	5,325	1,394
Profit Sharing Expense	1,816	1,013	2,457
Other Loss	(455)	(63)	(32)
IB Economic Income (Loss)	**120**	**4,249**	**(1,095)**
Economic Income (Loss)	**$ (1,098)**	**$ 5,572**	**$ (2,347)**

Supplemental Information

$11 billion AUM



Equity
$3.2bn
Debt
$7.8bn

(1) The consummation of the merger transaction is subject to AMTG stockholder approval and the satisfaction of other customary closing conditions.

(2) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 1Q'16 and 1Q'16 LTM net returns for U.S. Real Estate Fund I were 1.8% and 12.5%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs were 18% and 14%, respectively, as of March 31, 2016.

(3) 1Q'15 and 4Q'15 management business expenses include a recast of salary, bonus and benefits due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero. Refer to the appendix for impact to each segment.

6

Total AUM & Fee-Generating AUM

APOLLO

1Q'16 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'15	**$37,502**	**$121,361**	**$11,260**	**$170,123**
Inflows	482	3,663	432	4,577
Outflows[2]	(306)	(1,374)	—	(1,680)
Net Flows	176	2,289	432	2,897
Realizations	(21)	(320)	(798)	(1,139)
Market Activity	45	524	63	632
1Q'16	**$37,702**	**$123,854**	**$10,957**	**$172,513**

Total AUM Highlights

Private Equity: *Inflows:* Special Situations ($257 million) and ANRP II ($223 million) *Outflows:* Net segment transfers ($306 million) *Market Activity:* 0.5% appreciation in traditional private equity funds

Credit: *Inflows:* Increase in Athene's assets ($1.3 billion); managed accounts ($781 million); Liquid/Performing funds ($638 million); MidCap's partial acquisition of Mubadala GE Capital ($583 million); and net segment transfers ($180 million) *Outflows:* Net leverage decrease ($1.0 billion) and redemptions ($347 million) *Realizations:* Drawdown funds ($144 million) and Liquid/Performing funds ($122 million)

Real Estate: *Inflows:* AGRE Debt Fund I ($193 million); net segment transfers ($126 million) *Realizations:* Real estate equity ($424 million) and real estate debt ($374 million)

1Q'16 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'15	**$29,258**	**$101,522**	**$7,317**	**$138,097**
Inflows	281	3,891	117	4,289
Outflows[2]	(214)	(608)	(46)	(868)
Net Flows	67	3,283	71	3,421
Realizations	—	(179)	(547)	(726)
Market Activity	—	278	3	281
1Q'16	**$29,325**	**$104,904**	**$6,844**	**$141,073**

Fee-Generating AUM Highlights

Private Equity: *Inflows:* ANRP II ($217 million) and fee-generating capital deployment ($63 million) *Outflows:* Net segment transfers ($214 million)

Credit: *Inflows:* Increase in Athene's assets ($1.3 billion); fee-generating capital deployment ($1.0 billion); Liquid/Performing funds ($651 million); MidCap's partial acquisition of Mubadala GE Capital ($583 million); net leverage increase ($188 million); and net segment transfers ($108 million)
Outflows: Redemptions ($290 million) and fee waivers ($194 million)
Realizations: Liquid/Performing funds ($118 million)

Real Estate: *Inflows:* Net segment transfers ($106 million) *Realizations:* Real estate debt ($275 million) and real estate equity ($272 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'15	**$40,533**	**$112,919**	**$9,496**	**$162,948**
Inflows	2,728	17,479	3,160	23,367
Outflows[2]	(648)	(5,116)	(51)	(5,815)
Net Flows	2,080	12,363	3,109	17,552
Realizations	(4,121)	(2,160)	(2,028)	(8,309)
Market Activity	(790)	732	380	322
1Q'16	**$37,702**	**$123,854**	**$10,957**	**$172,513**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'15	**$30,199**	**$94,858**	**$6,195**	**$131,252**
Inflows	2,892	15,293	2,434	20,619
Outflows[2]	(985)	(4,630)	(184)	(5,799)
Net Flows	1,907	10,663	2,250	14,820
Realizations	(2,777)	(1,539)	(1,653)	(5,969)
Market Activity	(4)	922	52	970
1Q'16	**$29,325**	**$104,904**	**$6,844**	**$141,073**

(1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.

(2) Included in the Q1'16 outflows for Total AUM and FGAUM is $347.3 million and $290.0 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM is $1,502.5 million and $857.9 million of redemptions, respectively.

7

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	1Q'15	4Q'15	1Q'16
Private Equity	$35,302	$32,782	$32,751
Credit	42,207	47,207	48,216
Real Estate	2,030	2,440	2,273
Total	$79,539	$82,429	$83,240

Carry-Generating AUM

($ in millions)

Segment	1Q'15	4Q'15	1Q'16
Private Equity	$13,507	$9,461	$9,008
Credit	20,594	16,923	22,985
Real Estate	672	516	510
Total	$34,773	$26,900	$32,503

1Q'16 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$9,008	$22,985	$510	$32,503
+ Uninvested CE AUM	16,467	9,193	1,007	26,667
+ Invested AUM Not Currently Generating Carry	7,276	16,038	756	24,070
Carry-Eligible AUM	$32,751	$48,216	$2,273	$83,240

$83 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $26.7bn
Currently Generating Carry $32.5bn
Not Currently Generating Carry $24.1bn

($ in billions)

Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Fund VIII	$5.4	$5.4	5%
Other PE	1.9	1.3	24%
Private Equity	**7.3**	**6.7**	**8%**
Drawdown	5.3	4.5	26%
Liquid / Performing	10.7	0.6	< 250bps
		1.0	250-500bps
		1.9	> 500bps
Permanent Capital Vehicles ex Athene Non-Sub-Advised	—	—	NM
Credit	**16.0**	**8.0**	**19%**
Real Estate	**0.8**	**0.4**	**> 500bps**
Total	**$24.1**	**$15.1**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of March 31, 2016.

(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.

(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

8

Fund VIII $12.6 PE Other $4.4 Drawdown $7.3 Capital Deployment Capital Deployment & Dry Powder ▪ Capital deployed across the platform totaled $2.2 billion for the quarter and $13.1 billion over the last twelve months. The pending investment commitments in private equity that have not yet been funded (excluding co- investments) totaled $4.4 billion as of March 31, 2016 ▪ Dry Powder of $25.6 billion at the end of the quarter, including $9.1 billion of AUM with future management fee potential $26 billion Dry Powder ($ in billions) Private Equity Credit Real Estate ▪ Primarily comprises select distressed debt investments and follow-on investments for energy related build-outs ▪ Driven by opportunities in German commercial real estate, life assets, opportunistic energy credit, capital goods manufacturing, retail, non-performing loan portfolios and European insurance securities ▪ Driven by commercial mortgage lending activity across several strategies 1Q'1 6 Highlight s $1.1 ($ in millions) Segment 1Q'16 LTM Private Equity $501 $4,629 Credit 1,337 6,108 Real Estate 334 2,327 Total $2,172 $13,064 9 Real Estate $1.1 Private Equity $17.0 Credit $7.4 Liquid / Performing $0.1

Shareholder Distribution

APOLLO

- Generated $0.25 of DE per share of common and equivalent during the quarter, driven by Management Business earnings
- Apollo declared a quarterly distribution of $0.25 per Class A share to holders of record as of May 20, 2016, which is payable on May 31, 2016

($ in thousands, except per share data)	1Q'15	4Q'15	1Q'16
DE After Taxes and Related Payables	**$143,909**	**$127,187**	**$102,482**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	60	(75)	2
DE Before Certain Payables[1]	143,969	127,112	102,484
Percent to Common & Equivalents	45%	47%	47%
DE Before Other Payables Attributable to Common & Equivalents	65,282	59,908	48,085
Less: Taxes & Related Payables Attributable to Common & Equivalents	(60)	75	(2)
DE Attributable to Common & Equivalents	**$65,222**	**$59,983**	**$48,083**
Per Share of Common & Equivalent[2]	***$0.35***	***$0.31***	***$0.25***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.02)*	*(0.03)*	—
Net Distribution per Share of Common & Equivalent[2]	***$0.33***	***$0.28***	***$0.25***
Payout Ratio	*94%*	*90%*	*100%*

(1) *DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.*
(2) *Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 26 for the share rollforward), (collectively referred to as "common & equivalents").*
(3) *Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.*

10

Balance Sheet Highlights Summary Balance Sheet (1) Investments and carried interest receivable are presented on an unconsolidated basis. (2) Outstanding balance is presented net of unamortized debt issuance costs of $5.4 million. (3) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (4) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (5) With respect to the reduction of 1.6 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (6) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (7) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ($ in millions) 1Q'16 Athene/AAA $512 GP Investments / Other Investments(3) 696 Total Investments $1,208 ($ in millions) 1Q'16 Cash $542 Investments(1) 1,208 Carried Interest Receivable(1) 490 Profit Sharing Payable (258) Total Net Value $1,982 Debt(2) ($1,046) Unfunded Future Commitments $564 11 ▪ At March 31, 2016, Apollo had $542 million in total cash, $1.2 billion of investments, and $232 million of net carried interest receivable for a total net value of $2.0 billion, or $4.86 DE per share outstanding ▪ Long-term debt of $1.0 billion, includes $495 million in senior notes due 2024 and $499 million of term loan due 2021 ▪ Apollo has a $500 million revolving credit facility expiring in 2021, which remained undrawn as of March 31, 2016 ▪ Unfunded future general partner commitments totaled $564 million as of March 31, 2016, of which $282 million were related to Fund VIII ▪ Aggregate share repurchases under previously announced plan totaled $35 million through March 31, 2016, with $215 million remaining authorized under the plan ($ in millions, except per share amounts and where noted) 1Q'16 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(4) 1.6 Total Shares Purchased 2.6 Total Capital Used for Share Purchases(5) $35 Share Repurchase Plan Authorization(6) $250 Average Price Paid Per Share(5)(7) $13.45 Investments Detail Share Repurchase Activity

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of March 31, 2016 Carried Interest Receivable on an Unconsolidated Basis		For the Three Months Ended March 31, 2016 Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
Private Equity Funds					
Fund VII	$ 18,681	(1)	$ (50,051)	$ —	$ (50,051)
Fund VI	19,044	(1)	(33,516)	—	(33,516)
Fund V	—	(3)	1,584	—	1,584
Fund IV	7,312		1,116	—	1,116
AAA / Other[(2)]	180,907	(3)	(65,467)	—	(65,467)
Total Private Equity Funds	**$225,944**		**($146,334)**	**$—**	**($146,334)**
Total Private Equity Funds, net of profit share	**153,035**		**(88,960)**	**—**	**(88,960)**
Credit Funds					
Drawdown	148,977	(3)	(18,976)	19,999	1,023
Liquid / Performing	58,532		(5,013)	16,236	11,223
Permanent Capital Vehicles ex AAM	32,877		2,809	8,917	11,726
Total Credit Funds	**$240,386**		**($21,180)**	**$45,152**	**$23,972**
Total Credit Funds, net of profit share	**66,946**		**(12,043)**	**14,590**	**2,547**
Real Estate Funds					
CPI Funds	1,936		588	—	588
U.S. RE Fund I	15,976		(3,021)	3,541	520
U.S. RE Fund II	583		583	—	583
Other	5,578		(1,527)	1,230	(297)
Total Real Estate Funds	**$24,073**		**($3,377)**	**$4,771**	**$1,394**
Total Real Estate Funds, net of profit share	**12,918**		**(2,206)**	**1,143**	**(1,063)**
Total	**$490,403**		**($170,891)**	**$49,923**	**($120,968)**
Total, net of profit share	**$232,899**	(4)	**($103,209)**	**$15,733**	**($87,476)**

(1) As of March 31, 2016, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 102% and 89% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2016, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. Of these amounts, assuming a hypothetical liquidation on March 31, 2016, $19.0 million of gross carried interest, or $12.6 million net of profit sharing, would be paid to the general partner. With respect to Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to tax distributions per the fund's partnership agreement.

(2) AAA includes $155.9 million of carried interest receivable, or $103.5 million net of profit sharing, from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding. In addition, Other includes certain SIAs.

(3) As of March 31, 2016, Fund V, APC, ANRP, ACLF, and certain SIAs within the credit segment had $9.2 million, $2.1 million, $3.4 million, $26.4 million, and $33.0 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, APC, ANRP, ACLF, and certain SIAs within the credit segment was $61.2 million, $15.0 million, $244.8 million, $66.4 million, and $239.6 million, respectively, as of March 31, 2016.

(4) There was a corresponding profit sharing payable of $257.5 million as of March 31, 2016, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $74.1 million.

12

Permanent Capital AUM Supplemental Information (1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 30 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated. (2) Athene Asset Management / Athene Germany includes $46.6 billion of Athene Asset Management, L.P. AUM, $5.4 billion of Athene Germany AUM and $13.9 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. (3) Amounts are as of December 31, 2015. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a private business development company. (4) Amounts are as of December 31, 2015. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. Permanent Capital Vehicles ▪ As of March 31, 2016, Apollo had $84.4 billion of AUM across seven Permanent Capital Vehicles(1) ▪ Apollo generated $111.4 million of Management Business revenues from Permanent Capital Vehicles during the quarter, or $445.8 million on an annualized basis, representing 45% of total Management Business revenues ▪ The compound annualized growth rate (“CAGR”) of permanent capital AUM since 2010 is 61%. Apollo will continue to seek to grow its base of permanent capital opportunistically $90 $80 $70 $60 $50 $40 $30 $20 $10 $0 Pe rm an en tC ap ita lA U M ($ in bi lli on s) 50% 40% 30% 20% 10% 0% Pr op or tio n of To ta lA U M 2010 2012 2014 1Q'16 Period Ending $7 $25 $72 $84 10% 22% 45% 49% % of Total AUM ($ in millions, except where noted) 1Q'16 Athene Asset Management / Athene Germany(2) $65,842 MidCap Financial 5,843 Apollo Investment Corp (AINV)(3) 5,382 Apollo Residential Mortgage (AMTG)(4) 3,662 Apollo Commercial Real Estate Finance (ARI) 2,920 Apollo Senior Floating Rate Fund (AFT) 414 Apollo Tactical Income Fund (AIF) 363 Total Permanent Capital AUM $84,426 Management Business Revenues from Permanent Capital Vehicles ($ in thousands) $111,448 % of Total Management Business Revenue 45% 13 Permanent Capital AUM

AUM & Sub-Advised Percentage Sub-Advised AUM by Asset Category Note: On October 2, 2013, Athene Holding closed its acquisition of the U.S. annuity operations of Aviva plc, which added approximately $44 billion of total and Fee-Generating AUM within Apollo’s credit segment. Athene Asset Management ▪ As of March 31, 2016, AAM had $60.4 billion of total AUM in accounts owned by or related to Athene Holding ▪ Of the total AUM, $13.9 billion, or 23%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo, compared to $13.5 billion and 22%, respectively, at March 31, 2015 ▪ During the quarter, $191 million of AAM assets under management moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM over the last twelve months ended March 31, 2016 to $2.3 billion. The amount of assets sub-advised by Apollo declined compared to December 31, 2015 primarily due to realizations during the quarter ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives $70 $60 $50 $40 $30 $20 $10 $0 A A M A U M ($ in bi lli on s) 35% 30% 25% 20% 15% 10% 5% 0% % Su b- A dv is ed 2010 2012 2014 1Q'16 Period Ending $2 $16 $60 $60 8% 32% 21% 23% Sub-Advised by ApolloAAM AUM ($ in billions) 1Q'16 Private Equity $1.0 Credit $9.2 Liquid / Performing 8.3 Drawdown 0.9 Real Estate $3.7 RE Debt 3.4 RE Equity 0.3 Total $13.9 14

GAAP Statement of Operations

APOLLO

($ in thousands, except per share data)	1Q'15[1]	4Q'15	1Q'16
Revenues:			
Advisory and transaction fees from affiliates, net	$9,543	($20,083)	$7,999
Management fees from affiliates	224,889	236,158	233,795
Carried interest income (loss) from affiliates	68,592	(22,424)	(120,968)
Total Revenues	303,024	193,651	120,826
Expenses:			
Compensation and benefits:			
Salary, bonus and benefits	87,633	84,507	97,234
Equity-based compensation	20,103	23,890	14,002
Profit sharing expense	48,629	(4,706)	(37,605)
Total Compensation and Benefits	156,365	103,691	73,631
Interest expense	7,440	7,617	7,873
General, administrative and other	22,771	36,283	27,744
Professional fees	14,964	16,206	16,434
Occupancy	9,958	9,993	9,822
Placement fees	1,520	2,612	1,764
Depreciation and amortization	10,978	11,127	4,631
Total Expenses	223,996	187,529	141,899
Other Income (Loss):			
Net gains (losses) from investment activities	2,118	14,231	(56,469)
Net gains from investment activities of consolidated variable interest entities	1,328	11,011	1,319
Loss from equity method investments	(1,061)	(3,224)	(3,817)
Interest income	725	829	585
Other income (loss), net	4,874	931	(253)
Total Other Income (Loss)	7,984	23,778	(58,635)
Income (loss) before income tax (provision) benefit	87,012	29,900	(79,708)
Income tax (provision) benefit	(5,514)	(5,536)	5,147
Net Income (Loss)	81,498	24,364	(74,561)
Net (income) loss attributable to Non-Controlling Interests	(50,571)	(18,273)	41,733
Net Income (Loss) Attributable to Apollo Global Management, LLC	$30,927	$6,091	($32,828)
Distributions Declared per Class A Share	$0.86	$0.35	$0.28
Net Income (Loss) Per Class A Share:			
Net Income (Loss) Available to Class A Share – Basic	$0.09	$0.02	($0.19)
Net Income (Loss) Available to Class A Share – Diluted	$0.09	$0.02	($0.19)
Weighted Average Number of Class A Shares Outstanding – Basic	165,968,620	180,370,747	182,665,330
Weighted Average Number of Class A Shares Outstanding – Diluted	165,968,620	180,370,747	182,665,330

(1) Apollo adopted new GAAP consolidation and collateralized financing entity ("CFE") guidance in 2Q'15 which resulted in the deconsolidation of certain funds as of January 1, 2015 and a measurement alternative of the financial assets and liabilities of the remaining consolidated CLOs. The adoption did not impact net income attributable to Apollo Global Management, LLC in FY'15, but did change various line items within the statement of operations. Such amounts have been recast in 1Q'15.

15

Appendix

Summary of Combined Segments

APOLLO

($ in thousands, except per share data and where noted)	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management fees from affiliates	$223,830	$228,858	$227,693	$220,643	$224,713	$227,273	$226,758	$233,149	$230,933	$901,907	$918,113
Advisory and transaction fees from affiliates, net	116,065	60,787	71,321	67,909	9,543	15,450	9,276	(20,083)	7,999	209,560	12,642
Carried interest income from affiliates	8,464	10,009	12,106	10,620	10,774	10,815	9,285	9,751	8,917	43,509	38,768
Total Management Business Revenues	**348,359**	**299,654**	**311,120**	**299,172**	**245,030**	**253,538**	**245,319**	**222,817**	**247,849**	**1,154,976**	**969,523**
Salary, bonus and benefits	80,531	89,831	91,823	77,661	87,552	89,683	94,110	84,577	92,370	346,867	360,740
Equity-based compensation	58,137	13,583	14,626	19,149	15,831	14,643	14,938	16,772	16,720	63,189	63,073
General, administrative and other	24,361	24,947	23,797	23,380	22,805	21,575	21,731	36,401	23,417	94,929	103,124
Professional fees	19,042	19,882	17,675	24,008	15,229	19,599	17,294	16,233	16,485	76,794	69,611
Occupancy	9,902	10,419	9,979	10,211	10,026	10,191	10,196	10,050	9,878	40,635	40,315
Placement fees	1,786	3,489	8,760	1,387	1,264	1,327	2,585	3,763	1,701	14,900	9,376
Depreciation and amortization	2,609	2,520	2,556	2,497	2,610	2,691	2,606	2,569	2,581	10,183	10,447
Total Non-Compensation Expenses	57,700	61,257	62,767	61,483	51,934	55,383	54,412	69,016	54,062	237,441	232,873
Total Management Business Expenses	**196,368**	**164,671**	**169,216**	**158,293**	**155,317**	**159,709**	**163,460**	**170,365**	**163,152**	**647,497**	**656,686**
Other Income (Loss)	5,315	3,119	(347)	33,716	4,692	1,841	118	1,043	(228)	41,180	2,774
Non-Controlling Interest	(3,256)	(3,124)	(3,174)	(3,134)	(2,846)	(3,223)	(2,697)	(2,918)	(2,385)	(12,278)	(11,223)
Management Business Economic Income	**$154,050**	**$134,978**	**$138,383**	**$171,461**	**$91,559**	**$92,447**	**$79,280**	**$50,577**	**$82,084**	**$536,381**	**$304,388**
Per Share	*$0.39*	*$0.34*	*$0.35*	*$0.43*	*$0.23*	*$0.23*	*$0.20*	*$0.13*	*$0.20*	*$1.34*	*$0.76*
Carried interest income (loss):											
Unrealized gains (losses)	(301,831)	37,768	(560,271)	(523,452)	(66,905)	(82,930)	(179,086)	(58,620)	(170,891)	(1,112,860)	(491,527)
Realized gains	462,626	241,827	490,291	518,364	124,724	177,807	115,230	26,445	41,006	1,375,206	360,488
Total Carried Interest Income (Loss)	**160,795**	**279,595**	**(69,980)**	**(5,088)**	**57,819**	**94,877**	**(63,856)**	**(32,175)**	**(129,885)**	**262,346**	**(131,039)**
Profit sharing expense:											
Unrealized profit sharing expense	(104,650)	66,679	(221,522)	(257,815)	(8,757)	(29,907)	(79,858)	(18,131)	(67,682)	(421,415)	(195,578)
Realized profit sharing expense	203,088	94,829	214,984	269,315	49,589	92,779	67,865	12,451	34,189	628,717	207,284
Total Profit Sharing Expense	**98,438**	**161,508**	**(6,538)**	**11,500**	**40,832**	**62,872**	**(11,993)**	**(5,680)**	**(33,493)**	**207,302**	**11,706**
Net interest expense	(1,983)	(3,416)	(7,076)	(6,623)	(6,692)	(6,824)	(6,187)	(6,830)	(6,891)	(23,807)	(26,732)
Other income (loss), net	14,040	—	(1,479)	(1,665)	(348)	(769)	(305)	907	(333)	(3,492)	(500)
Net gains (losses) from investment activities	18,013	(9,180)	116	113	1,761	24,284	81,244	14,841	(56,499)	(7,190)	63,870
Income (Loss) from equity method investments	28,295	25,866	4,825	(4,081)	(1,198)	16,390	3,025	(2,139)	(3,859)	25,412	13,417
Other Income (Loss)	**58,365**	**13,270**	**(3,614)**	**(12,256)**	**(6,477)**	**33,081**	**77,777**	**6,779**	**(67,582)**	**(9,077)**	**50,055**
Incentive Business Economic Income (Loss)	**$120,722**	**$131,357**	**($67,056)**	**($28,844)**	**$10,510**	**$65,086**	**$25,914**	**($19,716)**	**($163,974)**	**$45,967**	**($92,690)**
Per Share	*$0.30*	*$0.33*	*($0.17)*	*($0.07)*	*$0.03*	*$0.16*	*$0.06*	*($0.05)*	*($0.41)*	*$0.11*	*($0.23)*
Economic Income (Loss)	**$274,772**	**$266,335**	**$71,327**	**$142,617**	**$102,069**	**$157,533**	**$105,194**	**$30,861**	**($81,890)**	**$582,348**	**$211,698**
Income tax (provision) benefit	(51,110)	(59,077)	(38,902)	(36,498)	(8,520)	(2,869)	(1,156)	2,027	8,926	(142,997)	6,928
Economic Net Income (Loss)	**$223,662**	**$207,258**	**$32,425**	**$106,119**	**$93,549**	**$154,664**	**$104,038**	**$32,888**	**($72,964)**	**$439,351**	**$218,626**
Per Share	***$0.56***	***$0.52***	***$0.08***	***$0.26***	***$0.23***	***$0.38***	***$0.26***	***$0.08***	***($0.18)***	***$1.10***	***$0.54***
AUM *($ in millions)*	159,326	167,496	163,900	159,797	162,948	162,498	161,819	170,123	172,513	162,948	172,513
Fee-Generating AUM *($ in millions)*	128,537	130,329	129,577	128,714	131,252	128,289	131,068	138,097	141,073	131,252	141,073

17

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management fees from affiliates	$79,421	$82,045	$76,848	$76,755	$74,597	$74,269	$71,876	$75,094	$74,918	$310,245	$296,157
Advisory and transaction fees from affiliates, net	37,636	5,178	11,925	3,502	3,841	8,913	4,736	(24,975)	2,713	24,446	(8,613)
Total Management Business Revenues	**117,057**	**87,223**	**88,773**	**80,257**	**78,438**	**83,182**	**76,612**	**50,119**	**77,631**	**334,691**	**287,544**
Salary, bonus and benefits	31,171	34,481	31,175	32,720	31,283	29,552	32,957	29,861	32,074	129,659	124,444
Equity-based compensation	24,449	6,957	8,028	10,092	9,056	7,437	6,974	7,857	7,385	34,133	29,653
Other expenses	17,418	18,801	16,600	17,467	15,185	16,462	17,326	31,136	16,725	68,053	81,649
Total Management Business Expenses	**73,038**	**60,239**	**55,803**	**60,279**	**55,524**	**53,451**	**57,257**	**68,854**	**56,184**	**231,845**	**235,746**
Other income (loss)	1,565	786	(1,592)	11,651	1,459	327	(43)	245	(124)	12,304	405
Management Business Economic Income (Loss)[1]	**$45,584**	**$27,770**	**$31,378**	**$31,629**	**$24,373**	**$30,058**	**$19,312**	**($18,490)**	**$21,323**	**$115,150**	**$52,203**
Per Share	*$0.11*	*$0.07*	*$0.08*	*$0.08*	*$0.06*	*$0.07*	*$0.05*	*($0.05)*	*$0.05*	*$0.29*	*$0.13*
Carried interest income (loss):											
Unrealized gains (losses)	(293,589)	(10,394)	(449,506)	(442,604)	(21,109)	(76,674)	(167,364)	(49,014)	(146,335)	(923,613)	(439,387)
Realized gains	396,840	198,103	369,968	463,165	76,035	158,002	102,138	3,647	—	1,107,271	263,787
Total Carried Interest Income (Loss)	**103,251**	**187,709**	**(79,538)**	**20,561**	**54,926**	**81,328**	**(65,226)**	**(45,367)**	**(146,335)**	**183,658**	**(175,600)**
Profit sharing expense:											
Unrealized profit sharing expense	(115,911)	33,756	(186,444)	(234,348)	4,467	(28,023)	(86,536)	(19,166)	(57,374)	(382,569)	(191,099)
Realized profit sharing expense	182,006	82,138	167,174	250,002	24,332	86,064	60,492	4,942	—	523,646	151,498
Total Profit Sharing Expense	**66,095**	**115,894**	**(19,270)**	**15,654**	**28,799**	**58,041**	**(26,044)**	**(14,224)**	**(57,374)**	**141,077**	**(39,601)**
Net interest expense	(1,124)	(1,601)	(2,634)	(2,524)	(2,549)	(2,465)	(2,425)	(2,439)	(2,428)	(9,308)	(9,757)
Other income, net	1,599	—	—	18	162	998	—	—	—	180	998
Net gains (losses) from investment activities	—	—	—	—	—	—	5,904	1,029	(4,106)	—	2,827
Income (Loss) from equity method investments	18,800	13,419	1,069	(2,870)	5,483	9,278	3,827	537	(5,483)	17,101	8,159
Other Income (Loss)	**19,275**	**11,818**	**(1,565)**	**(5,376)**	**3,096**	**7,811**	**7,306**	**(873)**	**(12,017)**	**7,973**	**2,227**
Incentive Business Economic Income (Loss)	**$56,431**	**$83,633**	**($61,833)**	**($469)**	**$29,223**	**$31,098**	**($31,876)**	**($32,016)**	**($100,978)**	**$50,554**	**($133,772)**
Per Share	*$0.14*	*$0.21*	*($0.15)*	*$—*	*$0.07*	*$0.08*	*($0.08)*	*($0.08)*	*($0.25)*	*$0.13*	*($0.33)*
Economic Income (Loss)	**$102,015**	**$111,403**	**($30,455)**	**$31,160**	**$53,596**	**$61,156**	**($12,564)**	**($50,506)**	**($79,655)**	**$165,704**	**($81,569)**
AUM *($ in millions)*	48,336	51,836	46,423	41,299	40,533	39,264	38,256	37,502	37,702	40,533	37,702
Fee-Generating AUM *($ in millions)*	34,207	33,554	32,104	30,285	30,199	28,468	29,300	29,258	29,325	30,199	29,325

Note: Prior period salary, bonus and benefits amounts have been recast due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero.

(1) 4Q'15 and 1Q'16 LTM includes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies.

18

Credit

APOLLO

($ in thousands, except per share data and where noted)	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management fees from affiliates	$131,629	$134,605	$139,645	$132,863	$139,452	$140,632	$141,706	$143,451	$142,511	$546,565	$568,300
Advisory and transaction fees from affiliates, net	77,480	55,609	58,593	63,504	5,352	4,420	4,141	3,333	4,410	183,058	16,304
Carried interest income from affiliates	8,464	10,009	12,106	10,620	10,774	10,815	9,285	9,751	8,917	43,509	38,768
Total Management Business Revenues	**217,573**	**200,223**	**210,344**	**206,987**	**155,578**	**155,867**	**155,132**	**156,535**	**155,838**	**773,132**	**623,372**
Salary, bonus and benefits	43,606	49,354	54,954	36,583	49,256	51,654	52,647	46,475	51,612	190,147	202,388
Equity-based compensation	28,251	5,533	5,590	7,746	5,756	6,142	6,896	7,889	8,560	24,625	29,487
Other expenses	34,854	37,335	40,579	38,484	32,120	32,061	31,333	32,253	31,193	148,518	126,840
Total Management Business Expenses	**106,711**	**92,222**	**101,123**	**82,813**	**87,132**	**89,857**	**90,876**	**86,617**	**91,365**	**363,290**	**358,715**
Other income (loss)	3,345	2,213	1,590	18,836	2,804	546	157	744	(75)	25,443	1,372
Non-Controlling Interest	(3,256)	(3,124)	(3,174)	(3,134)	(2,846)	(3,223)	(2,697)	(2,918)	(2,385)	(12,278)	(11,223)
Management Business Economic Income	**$110,951**	**$107,090**	**$107,637**	**$139,876**	**$68,404**	**$63,333**	**$61,716**	**$67,744**	**$62,013**	**$423,007**	**$254,806**
Per Share	*$0.28*	*$0.27*	*$0.27*	*$0.35*	*$0.17*	*$0.16*	*$0.15*	*$0.17*	*$0.15*	*$1.05*	*$0.63*
Carried interest income (loss):											
Unrealized gains (losses)	(7,898)	47,174	(107,159)	(88,761)	(45,770)	(6,922)	(15,056)	(12,786)	(21,179)	(194,516)	(55,943)
Realized gains	65,786	39,726	120,323	55,199	46,272	18,556	13,046	20,653	36,235	261,520	88,490
Total Carried Interest Income (Loss)	**57,888**	**86,900**	**13,164**	**(33,562)**	**502**	**11,634**	**(2,010)**	**7,867**	**15,056**	**67,004**	**32,547**
Profit sharing expense:											
Unrealized profit sharing expense	11,863	31,741	(31,616)	(27,347)	(13,233)	(2,050)	5,384	(464)	(9,137)	(40,455)	(6,267)
Realized profit sharing expense	21,082	11,056	47,618	19,391	23,450	5,947	7,355	7,995	30,561	101,515	51,858
Total Profit Sharing Expense	**32,945**	**42,797**	**16,002**	**(7,956)**	**10,217**	**3,897**	**12,739**	**7,531**	**21,424**	**61,060**	**45,591**
Net interest expense	(570)	(1,397)	(3,776)	(3,531)	(3,462)	(3,642)	(3,003)	(3,633)	(3,655)	(12,166)	(13,933)
Other income (loss), net	12,441	—	(1,479)	(1,683)	(510)	(769)	(305)	907	(333)	(3,672)	(500)
Net gains (losses) from investment activities	18,013	(9,180)	116	113	1,761	23,286	75,340	13,812	(52,393)	(7,190)	60,045
Income (Loss) from equity method investments	8,748	9,371	3,115	(2,422)	(6,907)	6,202	(1,949)	(3,371)	848	3,157	1,730
Other Income (Loss)	**38,632**	**(1,206)**	**(2,024)**	**(7,523)**	**(9,118)**	**25,077**	**70,083**	**7,715**	**(55,533)**	**(19,871)**	**47,342**
Incentive Business Economic Income (Loss)	**$63,575**	**$42,897**	**($4,862)**	**($33,129)**	**($18,833)**	**$32,814**	**$55,334**	**$8,051**	**($61,901)**	**($13,927)**	**$34,298**
Per Share	*$0.16*	*$0.11*	*($0.01)*	*($0.08)*	*($0.05)*	*$0.08*	*$0.14*	*$0.02*	*($0.15)*	*($0.03)*	*$0.09*
Economic Income	**$174,526**	**$149,987**	**$102,775**	**$106,747**	**$49,571**	**$96,147**	**$117,050**	**$75,795**	**$112**	**$409,080**	**$289,104**
AUM *($ in millions)*	101,941	106,454	108,282	108,960	112,919	112,680	112,781	121,361	123,854	112,919	123,854
Fee-Generating AUM *($ in millions)*	88,404	90,780	91,614	92,192	94,858	92,667	94,666	101,522	104,904	94,858	104,904

Note: Prior period salary, bonus and benefits amounts have been recast due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero.

19

Real Estate

APOLLO

($ in thousands, except where noted)	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16	1Q'15 LTM	1Q'16 LTM
Management fees from affiliates	$12,780	$12,208	$11,200	$11,025	$10,664	$12,372	$13,176	$14,604	$13,504	$45,097	$53,656
Advisory and transaction fees from affiliates, net	949	—	803	903	350	2,117	399	1,559	876	2,056	4,951
Total Management Business Revenues	**13,729**	**12,208**	**12,003**	**11,928**	**11,014**	**14,489**	**13,575**	**16,163**	**14,380**	**47,153**	**58,607**
Salary, bonus and benefits	5,754	5,996	5,695	8,357	7,013	8,477	8,506	8,241	8,684	27,061	33,908
Equity-based compensation	5,437	1,093	1,007	1,312	1,019	1,064	1,068	1,026	775	4,431	3,933
Other expenses	5,428	5,121	5,588	5,532	4,629	6,860	5,753	5,627	6,144	20,870	24,384
Total Management Business Expenses	**16,619**	**12,210**	**12,290**	**15,201**	**12,661**	**16,401**	**15,327**	**14,894**	**15,603**	**52,362**	**62,225**
Other income (loss)	405	120	(345)	3,229	429	968	4	54	(29)	3,433	997
Management Business Economic Income (Loss)	**($2,485)**	**$118**	**($632)**	**($44)**	**($1,218)**	**($944)**	**($1,748)**	**$1,323**	**($1,252)**	**($1,776)**	**($2,621)**
Carried interest income (loss):											
Unrealized gains (losses)	(344)	988	(3,606)	7,913	(26)	666	3,334	3,180	(3,377)	5,269	3,803
Realized gains	—	3,998	—	—	2,417	1,249	46	2,145	4,771	6,415	8,211
Total Carried Interest Income (Loss)	**(344)**	**4,986**	**(3,606)**	**7,913**	**2,391**	**1,915**	**3,380**	**5,325**	**1,394**	**11,684**	**12,014**
Profit sharing expense:											
Unrealized profit sharing expense	(602)	1,182	(3,462)	3,880	9	166	1,294	1,499	(1,171)	1,609	1,788
Realized profit sharing expense	—	1,635	192	(78)	1,807	768	18	(486)	3,628	3,556	3,928
Total Profit Sharing Expense	**(602)**	**2,817**	**(3,270)**	**3,802**	**1,816**	**934**	**1,312**	**1,013**	**2,457**	**5,165**	**5,716**
Net interest expense	(289)	(418)	(666)	(568)	(681)	(717)	(759)	(758)	(808)	(2,333)	(3,042)
Income from equity method investments	747	3,076	641	1,211	226	910	1,147	695	776	5,154	3,528
Other Income (Loss)	**458**	**2,658**	**(25)**	**643**	**(455)**	**193**	**388**	**(63)**	**(32)**	**2,821**	**486**
Incentive Business Economic Income (Loss)	**$716**	**$4,827**	**($361)**	**$4,754**	**$120**	**$1,174**	**$2,456**	**$4,249**	**($1,095)**	**$9,340**	**$6,784**
Economic Income (Loss)	**($1,769)**	**$4,945**	**($993)**	**$4,710**	**($1,098)**	**$230**	**$708**	**$5,572**	**($2,347)**	**$7,564**	**$4,163**
AUM *($ in millions)*	9,049	9,205	9,195	9,538	9,496	10,554	10,782	11,260	10,957	9,496	10,957
Fee-Generating AUM *($ in millions)*	5,926	5,995	5,859	6,237	6,195	7,154	7,102	7,317	6,844	6,195	6,844

Note: Prior period salary, bonus and benefits amounts have been recast due to management's change in allocation methodology among the segments. All prior periods have been recast to conform to the current presentation. Impact to the combined segments total Economic Income (Loss) for all prior periods was zero.

20

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16
Distributable Earnings	**$146,019**	**$201,611**	**$144,579**	**$130,612**	**$104,755**
Net unrealized carried interest loss	(58,148)	(53,023)	(99,228)	(40,489)	(103,209)
Unrealized investment and other income (loss)	(45)	25,436	76,545	5,237	(64,977)
Add back: Non-cash revenues	32,684	843	842	842	842
Less: Equity-based compensation	(15,831)	(14,643)	(14,938)	(16,772)	(16,720)
Less: Depreciation, amortization and other	(2,610)	(2,691)	(2,606)	(48,569)	(2,581)
Economic Income (Loss)	**$102,069**	**$157,533**	**$105,194**	**$30,861**	**($81,890)**
Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	2,560	8,497	161	10,146	2,035
Transaction related charges and equity-based compensation[1]	(17,616)	(8,865)	(2,205)	(11,107)	147
Income (Loss) Before Income Tax (Provision) Benefit	**$87,013**	**$157,165**	**$103,150**	**$29,900**	**($79,708)**
Income tax (provision) benefit	(5,514)	(9,092)	(6,591)	(5,536)	5,147
Net (income) loss attributable to Non-Controlling Interests in the Apollo Operating Group	(48,012)	(83,148)	(55,347)	(8,127)	43,768
Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	(2,560)	(8,497)	(161)	(10,146)	(2,035)
Net Income (Loss) Attributable to Apollo Global Management, LLC	**$30,927**	**$56,428**	**$41,051**	**$6,091**	**($32,828)**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of Apollo.

21

Investment Records as of March 31, 2016

APOLLO

Drawdown

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of March 31, 2016 Gross IRR[1]	As of March 31, 2016 Net IRR[1]
Private Equity:										
Fund VIII	2013	$18,807	$18,377	$5,035	$170	$4,889	$5,661	$5,831	19%	4%
Fund VII	2008	7,481	14,677	15,881	28,498	3,975	4,299	32,797	35	27
Fund VI	2006	3,923	10,136	12,457	17,948	3,560	3,181	21,129	12	10
Fund V	2001	384	3,742	5,192	12,681	154	125	12,806	61	44
Funds I, II, III, IV & MIA[3]	Various	52	7,320	8,753	17,398	—	37	17,435	39	26
Traditional Private Equity Funds[4]		*$30,647*	*$54,252*	*$47,318*	*$76,695*	*$12,578*	*$13,303*	*$89,998*	*39%*	*25%*
AION	2013	742	826	277	89	167	166	255	10%	(6)%
ANRP	2012	1,183	1,323	951	213	807	767	980	2	(4)
ANRP II[5]	—	1,937	1,954	387	36	357	348	384	NM[2]	NM[2]
Total Private Equity[10]		**$34,509**	**$58,355**	**$48,933**	**$77,033**	**$13,909**	**$14,584**	**$91,617**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$2,968	$3,426	$3,521	$868	$2,526	$2,036	$2,904	(14)%	(15)%
COF I & II	2008	443	3,068	3,787	7,353	150	154	7,507	23	20
European Principal Finance Funds										
EPF II[6]	2012	3,810	3,455	3,553	1,219	2,335	3,101	4,320	17	8
EPF I[6]	2007	431	1,474	1,937	3,058	19	192	3,250	23	17
Structured Credit Funds										
FCI II	2013	2,322	1,555	1,710	382	1,544	1,924	2,306	24	18
FCI	2012	1,011	559	1,124	702	762	808	1,510	16	13
SCRF III[13]	2015	963	1,238	1,104	252	742	917	1,169	3	2
SCRF I & II[13]	Various	11	222	706	871	8	11	882	27	21
Other Drawdown Funds & SIAs[7]	Various	6,107	7,943	6,594	6,422	2,070	1,706	8,128	9	6
Total Credit[11]		**$18,066**	**$22,940**	**$24,036**	**$21,127**	**$10,156**	**$10,849**	**$31,976**		
Real Estate:										
U.S. RE Fund II[5]	—	$404	$395	$259	$12	$255	$266	$278	NM[2]	NM[2]
U.S. RE Fund I[8]	2012	563	659	634	518	300	382	900	18%	14%
AGRE Debt Fund I	2011	914	1,583	1,287	896	602	576	1,472	8	6
CPI Funds[9]	Various	1,030	5,024	2,535	2,547	391	144	2,691	16	12
Total Real Estate[12]		**$2,911**	**$7,661**	**$4,715**	**$3,973**	**$1,548**	**$1,368**	**$5,341**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 23.

22

(1) Refer to the definitions of Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because it believes they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) ANRP II and Apollo U.S. Real Estate Fund II, L.P. were launched prior to March 31, 2016 and have not established their vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.14 as of March 31, 2016. (7) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.14 as of March 31, 2016. Additionally, certain SIAs totaling $1.6 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $8.5 billion of Total Invested Capital through March 31, 2016. (8) U.S. Real Estate Fund I, L.P., a closed-end private investment fund, has $150 million of co-investment commitments raised, which are included in the figures in the table. A co-invest entity within U.S. Real Estate Fund I, L.P. is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.44 as of March 31, 2016. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to March 31, 2016 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $3.2 billion of aggregate AUM as of March 31, 2016. (11) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.0 billion of aggregate AUM as of March 31, 2016. (12) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.1 billion of aggregate AUM as of March 31, 2016. (13) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. Investment Records – Notes 23

Investment Records as of March 31, 2016 Permanent Capital Vehicles ex Athene Non-Sub-Advised Total Returns(3) ($ in millions) IPO Year(4) Total AUM For the Three Months Ended March 31, 2016 For the Three Months Ended March 31, 2015 For the Year Ended December 31, 2015 Credit: MidCap Financial(5) N/A $5,843 NM(6) NM(6) NM(6) AIF 2013 363 1% 4% (4)% AFT 2011 414 2 9 (2) AMTG(7) 2011 3,662 16 4 (13) AINV(8) 2004 5,382 10 6 (20) Real Estate: ARI 2009 2,920 (3)% 8% 17 % Total $18,584 Liquid / Performing Net Returns ($ in millions) Vintage Year Total AUM For the Three Months Ended March 31, 2016 For the Three Months Ended March 31, 2015 For the Year Ended December 31, 2015 Credit: Hedge Funds(1) Various $6,353 2% 2% — CLOs(2) Various 13,783 2 2 2% SIAs / Other(9) Various 15,503 — 2 1 Total $35,639 24 Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of March 31, 2016, unless otherwise noted. Footnotes to the above tables appear on page 25.

(1) Hedge funds includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd., Apollo Credit Short Opportunities Fund and Apollo Value Strategic Fund, L.P. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap Financial is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of December 31, 2015 except for total returns. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (8) All amounts are as of December 31, 2015 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a private business development company sub-advised by Apollo. Net returns exclude performance of the private business development company. (9) SIAs/Other excludes $1.2 billion of AUM related to advisory assets under management. Investment Records – Notes 25

Share Rollforward

APOLLO

	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16
Total GAAP Weighted Average Outstanding Class A Shares - Basic and Restricted Shares	165,968,620	170,538,381	176,271,703	180,474,991	182,764,464
Non-GAAP Adjustments:					
AOG Units	222,545,477	221,387,378	218,272,537	216,181,813	216,169,856
RSUs	14,672,264	11,697,803	8,358,613	5,331,288	3,142,789
Non-GAAP Weighted Average Diluted Shares Outstanding	**403,186,361**	**403,623,562**	**402,902,853**	**401,988,092**	**402,077,109**

	1Q'15	2Q'15	3Q'15	4Q'15	1Q'16
Total GAAP Outstanding Class A Shares - Basic and Restricted Shares	167,912,379	172,188,169	179,008,102	181,078,937	183,401,191
Non-GAAP Adjustments:					
AOG Units	222,455,477	220,637,976	216,197,356	216,169,856	216,169,856
Vested RSUs	13,755,489	10,968,849	7,640,612	6,294,053	1,809,730
Non-GAAP Diluted Shares Outstanding	**404,123,345**	**403,794,994**	**402,846,070**	**403,542,846**	**401,380,777**
Unvested RSUs Eligible for Distribution Equivalents	4,681,555	4,708,862	4,812,386	6,232,175	6,066,881
Distributable Earnings Shares Outstanding	**408,804,900**	**408,503,856**	**407,658,456**	**409,775,021**	**407,447,658**

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income” (previously referred to as Economic Net Income), or “EI”, as well as “Economic Net Income” (previously referred to as ENI After Taxes), or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 27

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 28

Non-GAAP Financial Information & Definitions Cont’d ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2016 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2016 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub- advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. 29

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2016 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” (a) assets that are managed by Athene Asset Management and another affiliate of Apollo that provides advisory services to Athene Deutschland and its subsidiaries (“Athene Germany”), (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo Capital Management, L.P., (c) assets of publicly traded vehicles managed by Apollo such as AP Alternative Assets, L.P. (“AAA”), Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors. The investment management arrangements between MidCap and Apollo Capital Management, L.P. and Athene and Athene Asset Management, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments. 30

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 31